UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS

SunOpta Inc. (the “Company”) has filed this Current Report on Form 8-K in order to update the historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “revised MD&A”) for all periods presented in the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2012, to reflect the changes described below.

In February 2012, the Company announced that a process to streamline the operations and organizational structure of SunOpta Foods had been undertaken in order to drive efficiencies and better align product innovation and commercial activities. During the first quarter of 2012, operating segments within SunOpta Foods were re-aligned according to the type of customers and markets served, rather than by product groupings. As a result, the former Fruit Group was eliminated and a new Consumer Products Group was created to focus on non-grains based consumer packaged goods. The Consumer Products Group is comprised of the Frozen Foods and Healthy Snacks operations which were part of the former Fruit Group, and the Food Solutions operations which were formerly part of the International Foods Group. The Fruit Ingredient operation of the former Fruit Group was merged with the existing Ingredients Group. Following the realignment, the International Foods Group comprises the Company’s international sourcing and supply operations (Tradin Organic) and the operations of Purity Life Health Products. The Grains and Foods Group remained unchanged. With this realignment, SunOpta Foods now consists of four operating segments: Grains and Foods Group, Ingredients Group, Consumer Products Group and International Foods Group.

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 already reflects the change in segment reporting. The Company is providing in this Form 8-K reclassified applicable segment information in the footnotes to the financial statements and revised MD&A for each of the prior periods reported in the Form 10-K because those items are being incorporated by reference into a filing with the Commission under the Securities Act of 1933, as amended.

The information included in this Form 8-K is presented for informational purposes only in connection with the above-described segment reporting change. There is no change to the Company's previously reported consolidated net operating results, financial position or cash flows. This report does not reflect events occurring subsequent to the filing of the Form 10-K with the Commission on March 7, 2012, and does not modify or update the disclosures therein in any way, other than as required to reflect the change in segments as described above and set forth in Exhibits 99.1 and 99.3 attached hereto. For information on developments regarding the Company since the filing of the Form 10-K, please refer to the Company's reports filed with the Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

23.1*	Consent of Deloitte & Touche LLP

99.1*	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2*	Controls and Procedures

99.3*	Financial Statements and Supplementary Data

101.INS†	XBRL Instance Document

101.SCH†	XBRL Taxonomy Extension Schema Document

101.CAL†	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF†	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB†	XBRL Taxonomy Extension Label Linkbase Document

101.PRE†	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

†

Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date:	June 25, 2012